Oppenheimer Rising Dividends Fund
NSAR Exhibit – Item 77Q

Post−Effective Amendment No. 71 to the Registration Statement of Oppenheimer Rising Dividends Fund (the "Registrant"), filed with the Securities and Exchange Commission on February 25, 2014 (Accession Number 0000728889-14-000365), which includes the Restated Investment Advisory Agreement, is hereby incorporated by reference in response to Item 77Q of the Registrant's Form N−SAR.